Exhibit 10.22

VAALCO ENERGY, INC.

FORM OF STOCK AWARD AGREEMENT

THIS STOCK AWARD AGREEMENT (the “Agreement”) is made and entered into by and between VAALCO Energy, Inc., a Delaware corporation (the “Company”) and ________________, an individual and independent director of the Company (“Grantee”), on the ___ day of ______, 20__ (the “Grant Date”), subject to the VAALCO Energy, Inc. 2014 Long Term Incentive Plan (the “Plan”).  This Agreement is subject to the terms and conditions of the Plan, which is incorporated herein in its entirety by reference.  For all purposes of the Plan, the stock award evidenced by this Agreement is an “Other Stock-Based Award” under the Plan and not a Restricted Stock Award.  A copy of the Plan has been made available to Grantee.  Capitalized terms not otherwise defined in this Agreement shall have the meaning given to such terms in the Plan.

WHEREAS, Grantee is an independent Director of the Company, and in connection therewith, the Company desires to grant unrestricted shares of the Company’s Common Stock (the “Common Stock”) to Grantee, subject to the terms and conditions of this Agreement and the Plan, with a view to increasing Grantee’s interest in the Company’s success and growth; and

WHEREAS, Grantee desires to be the holder of shares of Common Stock subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Common Stock.  Effective as of the Grant Date, and subject to the terms and conditions set forth herein, (a) the Company hereby awards and grants to Grantee, ____________ (______) shares of the Common Stock (the “Shares”), and (b) Grantee shall have all rights and privileges of ownership of the Shares subject to this Agreement.

2. Transfer Conditions.

(a) The Shares shall be registered in Grantee’s name as of the Grant Date through a book entry credit in the records of the Company’s transfer agent.

(b) Subject to the conditions set forth in this Agreement, Grantee shall have all the rights of a stockholder with respect to the Shares as of the Grant Date, including any applicable voting and dividend rights

3. Issuance of Certificate.

(a) It is voluntarily agreed by Grantee that he will hold the Shares, either individually or in street name through a brokerage firm, and the Shares will not be sold or otherwise transferred or disposed of to any other person or entity, except resulting from his death, until the date that is three (3) years from the Grant Date.  Grantee also agrees that he will not transfer the Shares in any manner that would constitute, in the opinion of counsel for the Company, a violation of any applicable federal or state securities or other laws or regulations, or any rules or regulations of any stock exchange on which the Common Stock is listed.  The Company may cause to be issued a stock certificate, registered in the name of the Grantee, evidencing the Shares.

(b) The certificate for the Shares shall be held by the Grantee.

(c) The Company shall direct its transfer agent to deliver to Grantee certificates evidencing the Shares or deliver the shares to a brokerage account as instructed by the Grantee.  Grantee will enter into such written representations and agreements as the Company may reasonably request to comply with any securities law or regulation.

4. Grantee’s Representations.

Grantee acknowledges that Grantee has been provided a copy of the prospectus, dated July 1, 2014, relating to the issuance of the Shares.  The rights and obligations of the Company and the Grantee hereunder are subject to the terms of the Plan and all applicable laws and regulations.

5. Interpretation.  The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires.  Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.  The terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.  When a reference is made in this Agreement to a Section, such reference is to a Section of this Agreement unless otherwise specified.  The terms “include”, “includes”, and “including” when used in this Agreement shall be deemed to be followed by the words “without limitation”, unless otherwise specified.  A reference to any party to this Agreement or any other agreement or document shall include such party’s predecessors, successors, and permitted assigns.  Reference to any law means such law as amended, modified, codified, replaced, or reenacted, and all rules and regulations promulgated thereunder.  All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement, and shall not affect in any way the meaning or interpretation of this Agreement.  The parties have participated jointly in the negotiation and drafting of this Agreement; therefore any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof.

7. Grantee Acknowledgment.  Grantee acknowledges that (a) he is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, (b) he has read this Agreement and understands its terms and conditions, (c) he has had ample opportunity to discuss this Agreement with his legal counsel and tax advisors prior to execution, and (d) no strict rules of construction shall apply for or against the drafter or any other party.  It is the desire of the parties hereto that this Agreement be enforced to the maximum extent permitted by law, and should any provision contained herein be held invalid or otherwise unenforceable by a court of competent jurisdiction, the parties hereby agree and confirm that such provision shall be reformed to create a valid and enforceable provision to the maximum extent permitted by law.

8. Compliance with Code Section 409A.  The Shares awarded under this Agreement are not intended to be subject to Section 409A of the U.S. Internal Revenue Code of 1986, as amended (“Section 409A”), including the authoritative guidance issued thereunder, and shall be interpreted and administered to be exempt from the application of Section 409A.

9. Miscellaneous.

(a) Notices.  Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal in-hand delivery, by telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at its then current main corporate address, and to Grantee at his address indicated on the Company’s records, or at such other address and number as a party has last previously designated by written notice given to the other party in the manner hereinabove set forth.  Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by courier or delivery service, or sent by certified or registered mail, return receipt requested.

(b) Amendment, Termination and Waiver.  This Agreement may be amended, modified, terminated or superseded only by written instrument executed by or on behalf of the Company and Grantee.  Any waiver of the terms or conditions hereof shall be made only by a written instrument executed and delivered by the party waiving compliance.  Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company.  The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect the right to enforce the same.  No waiver by any party of any term or condition herein, or the breach thereof, in one or more instances shall be deemed to be, or construed as, a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term or condition.

(c) No Guarantee of Tax Consequences.  The Company makes no commitment or guarantee that any tax treatment will apply or be available to Grantee or any other person.  The Grantee has been advised, and provided with the opportunity, to obtain independent legal and tax advice regarding the grant and disposition of the Shares. Additionally, Grantee agrees to be responsible for and pay all taxes that result from Grantee’s ownership and disposition of the Shares.

(d) Severability.  Any provision of this Agreement which is ruled to be invalid or unenforceable in any applicable jurisdiction shall be ineffective, to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable the remaining provisions hereof; and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(e) Supersedes Prior Agreements.  This Agreement shall supersede and replace all prior agreements, promises and understandings, oral or written, between the Company and the Grantee regarding the Shares granted hereunder.

(f) Governing Law.  The Agreement shall be construed in accordance with the laws of the State of Texas, without regard to its conflict of law provisions, to the extent federal law does not supersede and preempt Texas law.

(g) Successors and Assigns.  This Agreement shall bind, be enforceable by, and inure to the benefit of, the Company and the Grantee and their permitted successors and assigns under the Plan.

10. Survival of Certain Provisions.  Wherever appropriate to the intention of the parties hereto, the respective rights and obligations of the parties hereunder shall survive any termination or expiration of this Agreement.

11. Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  The parties agree that the delivery of this Agreement may be effected by means of an exchange of facsimile signatures which shall be deemed original signatures thereof.

[Signature page follows.]

IN WITNESS WHEREOF, this Stock Award Agreement is made and entered into as of the date first written above.

VAALCO Energy, Inc.

By:

Name:
Title:

Address for Notices:

VAALCO Energy, Inc.
9800 Richmond Ave.
Suite 700
Houston, TX 77042
Attn:

Grantee Signature:

Address for Notices:

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